SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 29, 2010, is executed by and among LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson”), which has its chief executive office located at 1666 E. Touhy Avenue, Des Plaines, Illinois 60018, various subsidiaries of Lawson listed on the signature pages hereto (Lawson and the subsidiaries are referred to collectively herein as the “Borrower” or the “Borrowers”), THE PRIVATEBANK AND TRUST COMPANY both as a lender and as agent (in such capacity, the “Agent”), for itself and all other lenders from time to time a party hereto (“Lenders”), located at 120 South LaSalle Street, Chicago, Illinois 60603-3400, and all other Lenders.

WHEREAS, the Agent, Lawson and certain subsidiaries of Lawson (together with Lawson, collectively, the “Original Borrowers”), entered into a Credit Agreement, dated as of August 21, 2009, among the Original Borrowers, the Agent and the Lenders, and on December 2, 2009, Lawson Products, Inc., an Illinois corporation and newly-formed wholly-owned subsidiary of Lawson (“Lawson IL”), became a party to such agreement as a Borrower (herein, as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers consummated an internal reorganization pursuant to which several of the Borrowers were merged into Lawson IL and assets of certain of the Borrowers were transferred among the Borrowers; and

WHEREAS, the Borrowers, the Lenders and the Agent entered into a Consent, Waiver and First Amendment to Credit Agreement dated as of December 31, 2009; and

WHEREAS, the Borrowers, the Lenders and the Agent wish to enter into this Amendment as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained in this Amendment, the parties hereto hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Credit Agreement, and the Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Credit Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.

2. Amendments to the Credit Agreement. The parties hereto hereby amend the Credit Agreement, effective as of the date hereof as follows:

(a)	The first and second sentence of the definition of “Applicable Margin” stated in Section 1.1 of the Credit Agreement are deleted and substituted therefor is the following:

“Applicable Margin” shall mean three percent (3%) for LIBOR Loans and zero percent (0%) for Prime Loans through June 30, 2010. Thereafter, the Applicable Margin for LIBOR Loans and Prime Loans shall be adjusted as set forth on the Pricing Schedule five (5) business days after receipt of the consolidated quarterly financial statements of Lawson and its Subsidiaries commencing with the financial statements for the fiscal quarter ending on or about June 30, 2010 based on the Total Debt to Consolidated EBITDA Ratio for the twelve fiscal month period ending on the last day of such fiscal quarter.

(b)	Section 8.3(a) of the Credit Agreement is amended in its entirety to state the following:

Commencing measurement as of December 31, 2009 Lawson and its Subsidiaries’ Consolidated EBITDA, including a $5,300,000.00 add back in 2010 for the cost related to the implementation of an ERP system, shall not be below the following amounts measured at the end of the period for the measurement period set forth below:

Measured at End of Period	Minimum Consolidated EBITDA	Measurement Period

Fiscal Year 2009	$8,000,000	Trailing twelve months

First Quarter 2010	$9,500,000	Trailing twelve months

Second Quarter 2010	$10,000,000	Trailing twelve months

Third Quarter 2010	$10,000,000	Trailing twelve months

Fourth Quarter 2010	$10,000,000	Trailing twelve months

(c)	Section 8.3(c) of the Credit Agreement is amended by deleting the ratio “1.75:1.00” therefrom and substituting therefor the ratio “2.00:1.00”.

(d)	Annex B to the Credit Agreement is amended in its entirety by substituting therefor Annex B attached hereto.

3. Representations and Warranties.

(a)	The representations and warranties set forth in Section 7 of the Credit Agreement shall be deemed remade and affirmed by the Borrowers in all material respects, as of the date hereof; provided that representations and warranties referencing a particular date other than a general date of execution shall be true and correct as of such date; provided, further, that any and all references to the Credit Agreement in such representations and warranties shall be deemed to include this Amendment.

(b)	The Borrowers represent and warrant that no Event of Default has occurred and is continuing.

4. Fees and Expenses. On or prior to the date of this Amendment, Borrowers shall pay to Agent a modification fee of Twenty-five Thousand Dollars ($25,000) which fee shall be totally nonrefundable and shall be fully earned as of the date hereof. The Borrowers shall pay or reimburse the Agent for all reasonable costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees (for outside counsel) incurred by the Agent, or for which the Agent becomes obligated, in connection with the negotiation, preparation, and closing of this Amendment.

5. Delivery of Documents/Information. This Amendment shall be effective on the date hereof upon receipt by Agent of the last of the following: (i) a fully executed copy of this Amendment, and (ii) Borrowers’ payment to Agent of all invoiced fees and expenses and the modification fee provided in paragraph 4 above.

6. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Credit Agreement and each of the Loan Documents shall remain in full force and effect. The Borrowers have heretofore executed and delivered to the Agent certain Loan Documents and the Borrowers hereby acknowledge and agree that, notwithstanding the execution and delivery of this Amendment, the Loan Documents remain in full force and effect after giving effect to the amendments set forth in this Amendment and the rights and remedies of the Agent and the Lenders thereunder, the obligations of each Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall affect or impair the priority of the liens and security interests created and provided for in the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment and which remains secured thereby after giving effect to this Amendment. Any and all references to the Credit Agreement in each of the Loan Documents shall be deemed to refer to and include this Amendment.

7. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of the Amendment.

8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrowers, the Agent and each Lender have executed this Amendment as of the date first above written.

BORROWERS:
LAWSON PRODUCTS, INC., a Delaware corporation By: /s/ Thomas Neri	LAWSON PRODUCTS, INC., an Illinois corporation By: /s/ Thomas Neri

Name: Thomas Neri Its: Chief Executive Officer and President	Name: Thomas Neri Its: President and Chief Executive Officer
DRUMMOND AMERICAN LLC, an Illinois limited liability company By: /s/ Thomas Neri	CRONATRON WELDING SYSTEMS LLC, a North Carolina limited liability company By: /s/ Thomas Neri

Name: Thomas Neri Its: President	Name: Thomas Neri Its: President
RUTLAND TOOL & SUPPLY CO., a Nevada corporation	AUTOMATIC SCREW MACHINE PRODUCTS COMPANY, INC., an Alabama corporation By: /s/ Thomas Neri

By: /s/ Thomas Neri	Name: Thomas Neri

Name: Thomas Neri Its: Chief Executive Officer	Its: Chief Executive Officer
ASSEMBLY COMPONENT SYSTEMS, INC., an Illinois corporation By: /s/ Thomas Neri

Name: Thomas Neri Its: Chief Executive Officer

(Signature Page to Second Amendment to Credit Agreement)
AGENT:
THE PRIVATEBANK AND TRUST COMPANY
By: /s/ Andrew D. King
Name: Andrew D. King
Its: Associate Managing Director
LENDER:
THE PRIVATEBANK AND TRUST COMPANY
By: /s/ Andrew D. King
Name: Andrew D. King
Its: Associate Managing Director
ANNEX B – PRICING SCHEDULE

	Total	LIBOR	Prime Option Margin	Unused Line Fee
	Debt To	Margin
	Consolidated EBITDA
Level I	<2.00x	2.25%	Prime – 25bps	.30%

Level II	=2.00x but <2.50x	2.50%	Prime – 25bps	.40%

Level III	=2.50x but <3.00x	2.75%	Prime – 25bps	.50%

Level IV	=3.00x	3.00%	Prime	.50%

Pricing shall be set at Level IV on the Closing Date and shall remain at Level IV until five (5) Business Days after the Agent’s receipt of the consolidated quarterly financial statements for Lawson and its Subsidiaries commencing for the fiscal quarter ending on or about June 30, 2010. After receipt of such financial statement and thereafter based on each subsequent quarterly financial statement, pricing shall be set as shown on the Pricing Schedule based on the Total Debt to Consolidated EBITDA Ratio as provided in the definition of “Applicable Margin” in Section 1.1 hereof.